FOR IMMEDIATE RELEASE:

Monday January 9, 2006

JUPITER GLOBAL HOLDINGS, CORP. ANNOUNCES BOARD OF DIRECTORS APPROVES STOCK BUYBACK PROGRAM

LAS VEGAS, NV - Monday January 6, 2006 --- Jupiter Global Holdings, Corp. (“JUPITER” or the “Company”) (OTC: JPHC) today announces its Board of Directors has approved a stock buyback program for the Company to repurchase up to one billion of its outstanding shares of common stock.

JUPITER’S stock buyback program for the year 2006, approved by the Board of Directors, authorizes the Company to buy back up to one billion of the Company's outstanding common stock from the open market public float over the next year. The specific timing and amount of repurchases will vary based on market conditions, securities law limitations and other factors. The stock buy back will be executed utilizing JUPITER’s cash resources and the program may be suspended or discontinued by the Board of Directors at any time without prior notice.

The Company believes this buy back program should improve shareholder value and the Company’s ability to attract financing and other acquisitions.

ABOUT JUPITER GLOBAL HOLDINGS, CORP.

JUPITER Global Holdings, Corp. is a holding company with interests and developments in a diverse number of growing industries. JUPITER plans to achieve a leadership position through the building of a synergistic network of innovative, profitable and global businesses.

Statements contained herein that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. JUPITER Global Holdings Corp. intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause JUPITER Global Holdings Corp. actual results, performance or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in JUPITER Global Holdings Corp. applicable public filings on record with the Securities and Exchange Commission which can be viewed at its website at http://www.sec.gov

Please visit our website: www.jupiterglobal.net
For more information please contact:
Jupiter Global Shareholder Services
Phone: 1.800.963.6532
Email Address: jphc@4lfs.com